Exhibit 99.1

ASHWORTH, INC. ANNOUNCES ELECTION

OF PETER M. WEIL AS CHIEF

EXECUTIVE OFFICER

The Company Also Announces Resignation of CFO

Carlsbad, Calif. – October 27, 2006 – Ashworth, Inc. (NASDAQ: ASHW), a leading designer of golf-inspired lifestyle sportswear, today announced the election of Peter M. Weil as the Company’s Chief Executive Officer, effective immediately. Mr. Weil will also continue to serve as a member of the Board of Directors.

Mr. Weil brings an extensive background in apparel and retailing to his new responsibilities. From 1996 to 2004, he served as Senior Vice President/Director of Management Horizons (PricewaterhouseCoopers – Retail Consulting Group). Clients he has served include Hewlett Packard, Disney, Brooks Brothers and Nordstroms. Mr. Weil previously held Senior Vice President positions with Macy’s, Marshalls and J Baker/Morse Shoe. His expertise includes merchandising and supply chain management. Peter Weil previously served as a member of the Company’s Office of the Chairman. (The Office of the Chairman was Ashworth’s interim executive body utilized until a new CEO was identified. With Mr. Weil’s appointment, this office will no longer be needed.)

The Company also announced that Winston E. Hickman will remain with the Company as its CFO until mid November or until such time as necessary to ensure a smooth transition. The Company will undertake a search for a new CFO immediately.

James B. Hayes, Ashworth’s Chairman of the Board, commented “The appointment of Peter Weil as CEO is a key step forward for Ashworth. As an active member of the interim Office of the Chairman Peter has already helped the Company identify and address important operational issues and opportunities. We are very pleased that Peter has agreed to be the CEO responsible for implementing needed change.” Mr. Hayes further noted, “We also greatly appreciate the important contributions Mr. Hickman has provided with our strategic direction during this transitional year. We wish Winston the best in all future endeavors.”

Commenting on his new assignment Mr. Weil said, “It is both an honor and a privilege to lead this organization into the future. Ashworth has a rich history and is a brand name envied throughout the world of golf. Building on that distinguished past is a great opportunity.”

About Ashworth, Inc.

Ashworth, Inc. (NASDAQ: ASHW) – is a leading designer of men’s and women’s golf-inspired lifestyle sportswear distributed domestically and internationally in golf pro shops, resorts, upscale department and specialty stores and to corporate customers. Ashworth’s three market-leading brands include: Ashworth Collection ™, a range of upscale sportswear designed to be worn on and off course; Ashworth Authentics™, which showcases popular items from the Ashworth line; and Ashworth Weather Systems®, a technical performance line. Ashworth is also an official apparel licensee of Callaway Golf Company.

Ashworth is also a leading designer, producer and distributor of headwear and apparel under The Game® and Kudzu® brands. The Game® is a leading headwear brand to collegiate bookstores and Kudzu® products are sold into the NASCAR/racing markets and through outdoors sports distribution channels, including fishing and hunting. Ashworth is also the exclusive on-site event merchandiser for the Kentucky Derby.

For more information, please visit the Company’s Web site at www.ashworthinc.com.

Forward-Looking Statements

This press release contains forward-looking statements related to the Company’s market position, finances, operating results, marketing and business plans and strategies within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may contain the words “believes,” “anticipates,” “expects,” “predicts,” “estimates,” “projects,” “will be,” “will continue,” “will likely result,” or other similar words and phrases. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, changed circumstances or unanticipated events unless required by law. These statements involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks include the uncertainties associated with implementing a successful transition in executive leadership, the evaluation of strategic alternatives that may be presented, timely development and acceptance of new products, as well as strategic alliances, the integration of the Company’s acquisition of Gekko Brands, LLC, the impact of competitive products and pricing, the success of the Callaway Golf apparel product line, the preliminary nature of bookings information, the ongoing risk of excess or obsolete inventory, the potential inadequacy of booked reserves, the successful operation of the new distribution facility in Oceanside, CA, the successful implementation of the Company’s ERP system, and other risks described in Ashworth, Inc.’s SEC reports, including the annual report on Form 10-K for the year ended October 31, 2005, quarterly reports on Form 10-Q filed thereafter and amendments to any of the foregoing reports, including the Form 10-K/A for the year ended October 31, 2005.

Contact:

James B. Hayes, Chairman
Peter M. Weil, CEO
Winston E. Hickman, CFO
760-929-6100